EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Campbell Soup Company (the “Company”) on Form 10-Q for the fiscal quarter ended May 2, 2021 (the “Report”), I, Mick J. Beekhuizen, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 9, 2021

By:	/s/ Mick J. Beekhuizen
	Name:	Mick J. Beekhuizen
	Title:	Executive Vice President and Chief Financial
Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required under Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.